SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ( )
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          JOS. A. BANK CLOTHIERS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              [JOS. A. BANK LOGO]

                          JOS. A. BANK CLOTHIERS, INC.

                                500 Hanover Pike
                            Hampstead, Maryland 21074

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Jos. A. Bank Clothiers, Inc., which will be held at the Sheraton Inner Harbor Hotel, Baltimore, Maryland, commencing at 10:00 a.m. on Tuesday, June 9, 1998.

         The following pages contain the formal notice of the Annual Meeting and the related Proxy Statement. The Company's Annual Report for the fiscal year ended January 31, 1998 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.

         Issues to be considered and voted upon at the Annual Meeting are set forth in your Proxy Statement. You are encouraged to review carefully the Proxy Statement and attend the Annual Meeting in person. If you cannot attend the Annual Meeting in person, please be sure to sign and date the enclosed proxy card and return it at your earliest convenience so that your shares will be represented at the Annual Meeting.

         I look forward to meeting you on June 9th and discussing with you the business of your company.

                                       Sincerely,


                                       /s/ Timothy F. Finley
                                       ______________________
                                       Timothy F. Finley,
                                       Chairman and Chief Executive Officer

May 1, 1998

                          JOS. A. BANK CLOTHIERS, INC.

                                500 Hanover Pike
                           Hampstead, Maryland 21074

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  JUNE 9, 1998

To the Shareholders of Jos. A. Bank Clothiers, Inc.

         Notice is hereby given that the Annual Meeting of Shareholders of Jos. A. Bank Clothiers, Inc. (the "Company") will be held at the Sheraton Inner Harbor Hotel, Baltimore, Maryland, at 10:00 a.m. on Tuesday, June 9, 1998 for the following purposes:

         1. To elect three directors for terms expiring in 2001 or at such time as their respective successors have been duly elected and qualified;

         2. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending January 30, 1999; and

         3. To transact any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 24, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjourned session thereof.

         To ensure your representation at the Annual Meeting you are urged to sign and date the enclosed proxy and return it as promptly as possible in the self addressed envelope provided for your convenience. Please do this regardless of whether you plan to attend the Annual Meeting of Shareholders. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

                                       By order of the Board of Directors,


                                       ______________________
                                       Charles D. Frazer,
                                       Secretary

May 1, 1998

                          JOS. A. BANK CLOTHIERS, INC.
                                500 Hanover Pike
                           Hampstead, Maryland 21074

                         ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed form of proxy is solicited on behalf of the Board of Directors (the "Board") of Jos. A. Bank Clothiers, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held on June 9, 1998 at 10:00 a.m. at the Sheraton Inner Harbor Hotel, Baltimore, Maryland and at any adjourned session thereof (the "Meeting"). This Proxy Statement and accompanying form of proxy will be mailed commencing on or about May 1, 1998 to all shareholders entitled to vote at the Meeting. The Company's Annual Report for the fiscal year ended January 31, 1998 ("Fiscal 1997") is enclosed with this proxy material. The Company's Annual Report is not to be regarded as proxy solicitation material.

         You can ensure that your shares will be voted by signing and returning the enclosed proxy in the envelope provided. Unless otherwise specified in the proxy (and except for broker non-votes as described below), stock represented by proxies will be voted (i) FOR the election of management's nominees for director, (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending January 30, 1999 ("Fiscal 1998") and (iii) at the discretion of the proxyholders with respect to such other matters as may come before the Meeting. Sending in a proxy will not affect your right to attend the Meeting and vote in person. Any Shareholder giving a proxy will have the right to revoke it at any time prior to its exercise by giving written notice of revocation to the Company, Attention:
Secretary, by filing a new written appointment of a proxy with an officer of the Company or by voting in person at the Meeting. Attendance at the Meeting will not automatically revoke the proxy.

         The cost of solicitation of proxies, which is estimated to be less than $2,500, will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview, but will not be specially compensated for such service. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

         Shareholders of record as of the close of business on April 24, 1998 (the "Record Date") are the only persons entitled to vote at the Meeting. As of the Record Date, the Company had outstanding 6,791,152 shares of Common Stock, $.01 par value (the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock outstanding entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of Common Stock constitutes a quorum at the Meeting. Abstentions and broker non-votes (i.e. shares of Common Stock represented at the Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) with respect to any proposal are counted as shares represented and voted at the Meeting only for the purpose of determining the number of shares required to approve a proposal. However, shares of Common Stock represented by proxies that withhold authority to vote for a nominee for election as a director (including broker non-votes) will not be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to elect such nominee.

         The Company's principal executive offices are located at 500 Hanover Pike, Hampstead, Maryland 21074.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board consists of seven (7) members and is divided into three classes. Each class holds office for a term of three years. The Board has nominated Robert B. Bank, Gary S. Gladstein and Peter V. Handal for election to the Board for terms of three years expiring in 2001 or at such time as their respective successors have been duly elected and qualified. In voting for a director, for each share of Common Stock held as of the Record Date, the shareholder is entitled to cast one vote either in favor of or against each candidate, or to abstain from voting for any or all of the candidates. The Board recommends a vote FOR Messers Bank, Gladstein and Handal as directors. It is intended that shares represented by the enclosed form of proxy will be voted in favor of the election of Messers Bank, Gladstein and Handal as directors. Messers Bank, Gladstein and Handal are currently directors of the Company. If the nominees should become unavailable for election, the shares represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. The Board has no reason to expect that any of the nominees will not be a candidate for director at the Meeting. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Meeting.

DIRECTORS

         The table set forth below contains the following information as to the nominees for director as well as those directors continuing in office: name, age, the positions and offices held with the Company and the year of the commencement of the nominees' and continuing directors' service as directors of the Company.


                                                                        Director
Name                    Age     Position or Office with the Company     Since
----                    ---     -----------------------------------     -----
                 Nominees for Director with terms expiring in 2001

Robert B. Bank          51      Director                                1994
Gary S. Gladstein       53      Director                                1989
Peter V. Handal         55      Director                                1993
                 Continuing Directors with terms expiring in 2000

Timothy F. Finley       54      Chairman of the Board,
                                Chief Executive Officer and Director    1990
Andrew A. Giordano      65      Director                                1994
                 Continuing Directors with terms expiring in 1999
David A. Preiser        40      Director                                1990
Robert N. Wildrick      54      Director                                1994

NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2001

         Robert B. Bank has served as a director of the Company since December 1994. Mr. Bank has been the President of Robert B. Bank Advisory Services, an independent consulting and investment firm specializing in strategic planning, finance and mergers and acquisitions for consumer products companies, since 1982. Mr. Bank also currently serves as a director of Nautica Enterprises, a publicly traded apparel company, as well as a director in several privately held companies.

         Gary S. Gladstein has served as a director of the Company since 1989. Mr. Gladstein has been a Managing Director of Soros Fund Management LLC, an investment advisory firm, since 1989. Mr. Gladstein is also a Certified Public Accountant. Mr. Gladstein currently serves as a director of Crystal Oil Company, a publicly traded natural gas distribution company in Louisiana; I.R.S.A. Inversiones Y Representaciones S.A., a publicly traded real estate company in Buenos Aires, Argentina; Cresud, S.A., a publicly traded agriculture company in Argentina; Global Telesystems Group, Inc., a publicly traded telecommunications company; The Quantum Dolphin Fund and certain other non-public companies.

         Peter V. Handal has served as a director of the Company since September 1993. Mr. Handal has been the President of COWI International Group, a consulting firm specializing in consumer products, international trade, retail and real estate, since 1989. Since 1984, Mr. Handal has been CEO of J4P Associates, a real estate concern. Mr. Handal also currently serves as a director of Cole National Corp., a publicly traded retailing company; and Family Bargain Corp., a publicly traded retailing company.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000

         Timothy F. Finley has served as a director, Chairman of the Board and Chief Executive Officer of the Company since August 1990. He was President of the Company from March 1995 to September 1996. Mr. Finley was Chairman of the Board of The Finley Group, Inc., a business crisis management group, from 1985 to January 1998. Mr. Finley is also a director of Cole National Corporation, a publicly traded retailing company; and Venture Stores, Inc., a publicly traded family value retailer.

         Andrew A. Giordano has served as a director of the Company since January 1994. Mr. Giordano has been a principal of The Giordano Group, Limited, a diversified consulting firm, since its founding in February 1993. Since February 1998, Mr. Giordano has been the President and Chief Operating Officer of Graham-Field Health Products, Inc. From May 1987 to February 1993, Mr. Giordano was Executive Vice President of Lamonts
Apparel, Inc. Mr. Giordano also currently serves as a director of Cherry & Webb Inc., a ladies specialty apparel company; Graham-Field Health Products, Inc., a publicly traded home health care products company; and the Nomos Corporation, a conformal radiation therapy provider. In 1984, Mr. Giordano retired from his position as CEO, Naval Supply Systems Command with the rank of Rear Admiral.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1999

         David A. Preiser has served as a director of the Company since 1990. Mr. Preiser has been a Managing Director of Houlihan, Lokey, Howard & Zukin, Inc., an investment banking firm, since 1993. Mr. Preiser was a Senior Vice President of Houlihan, Lokey,

Howard & Zukin, Inc. from 1992 to 1993. Mr. Preiser is a director of NVR, Inc., a publicly traded home building company.

         Robert N. Wildrick has served as a director of the Company since 1994. Mr. Wildrick has held the positions (since April 1995) of Director, President and Chief Executive Officer and (since January 1996) Chairman of the Board of Venture Stores, Inc., a publicly traded family value retailer(1). Prior to April 1995, Mr. Wildrick was employed by Belk Stores Services, a retailing company, in various capacities, including Corporate Executive Vice President for Merchandise and Sales Promotion, Chief Merchandising Officer, Senior Vice President (Corporate) and General Manager. Mr. Wildrick is a member of the board of directors and the executive committee of The Fashion Association.

         Certain of the Company's directors were elected pursuant to a stockholders agreement which has since been terminated and restated. Pursuant to such agreement, Mr. Gladstein was elected as the designee of the Company's then minority shareholder, Quantum Fund, N.V., while Messers Finley, Handal and Preiser (together with former Company directors Paul L. Schneider, Henry C. Schwartz and Donald V. Smith) were elected as the designees of JAB Holdings, Inc. ("Holdings"). As of January 29, 1994, the Company's shareholders entered into an Amended and Restated Stockholders Agreement (the "Stockholders Agreement") at which time Mr. Giordano was elected as the designee of Altus Finance Co., and Mr. Wildrick was elected as the designee of the majority of the directors then in office. The provisions of the Stockholders Agreement relating to the election of the directors terminated effective upon the closing of the Company's initial public offering of the Common Stock in May 1994.

------------
(1) 1 On January 20, 1998, Venture Stores, Inc. filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (98-101-RRM).

BOARD AND COMMITTEE MEETINGS

         The Board has an Audit Committee, a Compensation Committee and an Executive Committee (each, a "Committee"). The functions of the Audit Committee include recommending to the Board the retention of independent public accountants, reviewing the scope of the annual audit undertaken by the Company's independent public accountants and the progress and results of their work, and reviewing the financial statements of the Company and its internal accounting and auditing procedures. The Audit Committee is comprised of Messers Gladstein (Chairman), Preiser and Wildrick. The Audit Committee met four times during Fiscal 1997. During each of the meetings, the Audit Committee had a chance to discuss matters with the Company's independent public accountants outside the presence of management. The functions of the Compensation Committee include supervising the Company's compensation policies, administering the employee incentive plans, reviewing officers' salaries and bonuses, approving significant changes in employee benefits and considering other matters referred to it by the Board. The Compensation Committee is comprised of Messers Bank, Giordano and Handal (Chairman). The Compensation Committee met five times in Fiscal 1997. The Executive Committee is comprised of Messers Bank, Finley, Giordano (Chairman), Handal and Preiser and has the same powers as the Board and may act when the Board is not in session, subject to limitations of the Delaware General Corporation Law. During Fiscal 1997, the Executive Committee met one time. During Fiscal 1997, the Board met seven times (including three telephonic meetings). Each of the directors attended at least 75% of the total number of Board and applicable Committee meetings during Fiscal 1997.

COMPENSATION OF DIRECTORS

         Each director who is not also an employee of the Company (a "Non-Employee Director") receives an annual fee of $5,000 and attendance fees of $2,500 per Board meeting attended and $1,000 per Committee meeting attended. One half of the usual attendance fee (i.e. $1,250 and $500, respectively) is paid to each Non-Employee Director for participation in each telephonic Board or Committee meeting. All directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with their attending meetings of the Board or of a Committee.

         In addition to the monetary compensation described above, under the Company's 1994 Incentive Plan (the "1994 Incentive Plan"), each Non-Employee Director is entitled to receive upon his/her appointment as a director options to purchase up to 20,000 shares of Common Stock at the fair market price of the Common Stock on the date of grant, which options become exercisable as to one-fifth of such shares on each January 1 following the grant. In the event a Non-Employee Director fails to attend at least 75% of the Board meetings in any calendar year, such person automatically forfeits the right to exercise that portion of the option that would otherwise have become exercisable on the next following January 1, which portion shall cease to have any force or effect. Under the 1994 Incentive Plan, each Non-Employee Director is also entitled to receive annually an immediately exercisable option to purchase up to 1,000 shares of Common Stock at an exercise price equal to the fair market price of the Common Stock on the date of grant. As of the Record Date, each Non-Employee Director has received options to purchase up to 24,000 shares of Common Stock pursuant to 1994 Incentive Plan; provided, however, that 4,000 of the options granted to Mr. Gladstein have ceased to be of further force or effect. Options granted to Non-Employee Directors under the 1994 Incentive Plan expire and cease to be of any force or effect on the earlier of the fifth anniversary of the date any such option was granted or the first anniversary of the date on which an optionee ceases to be a member of the Board.

EXECUTIVE OFFICERS

         The following list contains information on all individuals who were executive officers of the Company at any time during Fiscal 1997. In December 1997, the Board of Directors reduced the number of corporate officers from fourteen(1) to eight. As of the Record Date, the Company has six corporate officers. Former corporate vice presidents are now divisional vice presidents of their respective areas of responsibility and are no longer corporate officers. Other than Mr. Finley, who is listed above as a continuing director, the executive officers of the Company during Fiscal 1997 were:

------------
(1) The Company does not consider all of its former corporate officers to be executive officers.

HARVEY G. BROWN     61   Divisional Vice President, Tailoring, December 1997 to
present; Vice President, Tailoring, December 1995 to December 1997; Senior Vice President, Tailoring, September 1995 to December 1995; Senior Vice President, Real Estate and Special Projects, August 1994 to September 1995; Senior Vice President, Store Operations, September 1991 to August 1994.

GARY W. CEJKA       48   Senior Vice President, Store Operations, December 1997
to present; Vice President, Store Operations, September 1996 to December 1997; Area Manager and Manager of the Company's Houston store, October 1992 to September 1996.

CHARLES D. FRAZER 39 Senior Vice President, General Counsel, December 1997 to present; Vice President, General Counsel, March 1994 to December 1997; Secretary, August 1994 to present; Associate, John P. Healy, P.A., January 1990 to March 1994.

JOHN C. HARRY       59   Senior Vice President, Manufacturing, September 1996 to
March 1997(1); consulted with After Six Ltd., a tuxedo manufacturer/wholesaler, July 1995 to August 1996; Senior Vice President, Operations, Plaid Clothing Group, a manufacturer of men's tailored clothing headquartered in Maryland, October 1992 to June 1995.

THOMAS E. POLLEY    64   Treasurer, September 1995 to present; Vice President,
Controller, November 1993 to December 1997; Chief Financial Officer, Curtis Mathes Corporation, 1990 to April 1993.

HENRY C. SCHWARTZ   68   Vice Chairman, March 1995 to December 1997(2);
Director, May 1991 to June 1997; President and Chief Merchandising Officer, September 1990 to March 1995.

JAMES W. THORNE     37   Divisional Vice President,  Men's Clothing,  December
1997 to present. From May 1991 to December, 1997, Mr. Thorne served under various titles as an officer of the Company with responsibility for merchandising.

FRANK TWORECKE      51   President and Chief Merchandising Officer, September
1996 to present; Executive Vice President and Chief Merchandising Officer, February 1996 to September 1996; President, Merry-Go-Round Stores, an operating division of Merry-Go-Round Enterprises, Inc. ("MGRE")(3), 1994 to 1996; Senior Vice President, Men's and Children's Division, Lazarus Department Store, 1990 to 1994.

DAVID E. ULLMAN     40   Executive Vice President, Chief Financial Officer,
September, 1995 to present; Chief Administrative Officer, June 1997 to present; Vice President/Controller, Hanover Direct, Inc., August 1991 to August 1995; Manager, Arthur Andersen & Co., December 1981 to August 1991.

------------
(1) Mr. Harry's employment with the Company was terminated effective March 20, 1998 in connection with the disposal of the Company's manufacturing operations.

(2) Mr. Schwartz's term of employment with the Company expired on December 31, 1997.

(3) On January 11, 1994 (the "Petition Date"), MGRE and two of its subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. Since the Petition Date, other affiliates of MGRE filed Chapter 11 petitions. On or about August 2, 1994, after the Petition Date, Mr. Tworecke joined MGRE as President of Merry-Go-Round Stores. On March 1, 1996, after Mr. Tworecke left MGRE, the MGRE consolidated case was converted to a Chapter 7 proceeding.

Executive Compensation

         The following Summary Compensation Table sets forth information on compensation earned by Mr. Finley and the four other most highly compensated executive officers of the Company as of the end of Fiscal 1997, 1996 and 1995.(1)

(1) The tables which follow (Summary Compensation, Aggregated Options and Option Grants) contain information on Mr. Schwartz, in addition to information on Mr. Finley and the four other most highly compensated executive officers of the Company as of the end of Fiscal 1997. The term of Mr. Schwartz's employment with the Company expired on December 31, 1997. Had Mr. Schwartz been employed by the Company through the end of Fiscal 1997, he would have been one of the said four other most highly compensated executive officers.

I.       SUMMARY COMPENSATION TABLE


                                                                                  Long-Term
                                                                                   Compen-
                            Annual Compensation                                     sation
----------------------------------------------------------------------------------------------------------------
                                                                                  Securities        All Other
                                                                                  Underlying         Compen-
           Name &                    Fiscal        Salary          Bonus            Options           sation
     Principal Position               Year           ($)           ($)(1)             (#)             ($)(2)
----------------------------------------------------------------------------------------------------------------
Timothy F. Finley                     1997        $467,870        $385,053           50,000           $8,218
  Chairman of the Board and           1996         455,093         343,857           75,000            5,782
  Chief Executive Officer             1995         443,323               0                0            8,007

Frank Tworecke(3)                     1997         400,000         300,000(4)        40,000           52,677(5)
  President and Chief                 1996         176,923         175,000          100,000           80,320(6)
  Merchandising Officer               1995               0               0                0                0

Henry C. Schwartz                     1997         190,328               0            8,000            7,576
  Vice Chairman                       1996         230,424               0               0             7,596
                                      1995         342,974               0                0           10,177

David E. Ullman(7)                    1997         183,421          76,000           20,000            6,907
  Executive Vice President,           1996         167,118          69,734           20,000            5,105
  Chief Financial &                   1995          59,620               0           20,000              590
  Administrative Officer

John C. Harry(8)                      1997         151,933          61,200            3,000           10,105(9)
  Senior Vice President,              1996          72,116          30,326            5,000            3,698(10)
   Manufacturing                      1995               0               0                0                0

Gary W. Cejka                         1997         137,661          55,784            8,000            4,274
  Senior Vice President,              1996         107,302               0            5,000           45,411(11)
  Store Operations                    1995          81,239               0                0            1,288
----------------------------------------------------------------------------------------------------------------

------------
(1) Unless otherwise indicated, amounts in the "Bonus" column represent bonuses attributable to performance in the stated fiscal year. Bonuses are generally paid after the end of the stated fiscal year.

(2) Amounts in the "All Other Compensation" column represent contributions by the Company under its 401(k) profit sharing plan and payments by the Company of certain insurance premiums. Additional items are included where indicated.

(3)  Mr. Tworecke joined the Company in February, 1996.

(4) The amount stated includes a $100,000 bonus paid in Fiscal 1997 attributable to Fiscal 1996 performance.

(5) The amount stated includes forgiveness of principal and interest otherwise due on the House Loan advanced to Mr. Tworecke pursuant to his employment agreement with the Company.

(6)  The amount stated includes relocation expenses.

(7)  Mr. Ullman joined the Company in September, 1995.

(8)  Mr. Harry joined the Company in August, 1996.

(9)  The amount stated includes a transportation allowance.

(10) No 401(k) contribution was made by the Company for Mr. Harry in Fiscal 1996. The amount stated includes a transportation allowance.

(11) The amount stated includes relocation expenses.

The Summary Compensation Table above excludes certain annual compensation in the form of perquisites and other personal benefits where the aggregate amount of such annual compensation does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each of the named executive officers.

II.      AGGREGATED OPTIONS EXERCISES IN FISCAL 1997 AND FISCAL YEAR END OPTION
         VALUES

                                                         Number of Securities           Value of Unexercised
                                                        Underlying Unexercised          In-the-Money Options
                          Shares                        Options /SARS at FY-End              at FY-End(1)
                        Acquired on       Value                    (#)                           ($)
                         Exercise        Realized     -----------------------------------------------------------
     Name                   (#)            ($)         Exercisable    Unexercisable   Exercisable  Unexercisable
-----------------------------------------------------------------------------------------------------------------
Timothy F. Finley            0              0            157,214          227,102             0         112,500
Frank Tworecke               0              0              6,000          128,000        23,250         269,250
Henry C. Schwartz            0              0            119,871               0              0               0
David E. Ullman              0              0              4,000           56,000         6,500          56,000
John C. Harry                0              0                  0            8,000             0           7,500
Gary W. Cejka                0              0                  0           13,000             0           7,500
-----------------------------------------------------------------------------------------------------------------

------------
(1)  Based on a closing price of the Common Stock of $5.50 on January 30, 1998.


III.     OPTION GRANTS TABLE

                       OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------
                               Individual Grants(1)                             Potential Realization Value At
------------------------------------------------------------------------------   Assumed Annual Rates Of Stock
                         Number Of     Percent Of                                Price Appreciation For Option
                        Securities    Total Options                                          Term
                        Underlying     Granted to     Exercise Or              ---------------------------------
                         Options      Employees In    Base Price   Expiration
      Name              Granted (#)    Fiscal Year      ($/Sh)        Date           5% ($)        10% ($)
       (a)                  (b)           (c)            (d)          (e)              (f)           (g)
----------------------------------------------------------------------------------------------------------------
Timothy F. Finley          50,000         29.9%        $ 6.000      10/06/07      $  188,668     $  478,123
Frank Tworecke             40,000         23.9%          6.000      10/06/07         150,935        382,498
Henry C. Schwartz(2)        8,000          4.8%          7.375      08/01/99               0              0
David E. Ullman            20,000         12.0%          6.000      10/06/07          75,467        191,249
John C. Harry               3,000          1.8%          6.000      10/06/07          11,320         28,687
Gary W. Cejka               8,000          4.8%          6.000      10/06/07          30,187         76,500
----------------------------------------------------------------------------------------------------------------

------------
(1) Unless otherwise indicated, the individual grants consist of options to purchase common stock granted as of October 6, 1997. Subject to the terms and conditions of the relevant option agreements, 25% of such options will vest on each October 6, 1999 thru 2002, after which such options will be exercisable as to all shares.

(2) Mr. Schwartz's options vested immediately upon issuance on April 14, 1997. The exercise price of the options ($7.375) was above the market price of the Common Stock on the date of grant ($4.063). The options have no potential realization value at the assumed annual rates of price appreciation for the option term.


EXECUTIVE EMPLOYMENT AGREEMENTS

  Timothy F. Finley

         Mr. Finley is employed by the Company pursuant to an amended and restated employment agreement expiring March 31, 1999, subject to automatic one year extensions. Under the employment agreement, Mr. Finley currently receives an annual base salary of $468,239. Mr. Finley is entitled to an annual performance-based bonus of

75% of his base salary, conditioned upon satisfaction of certain performance goals set by the Compensation Committee of the Board for Mr. Finley and the Company. In addition, the Compensation Committee may grant to Mr. Finley a discretionary bonus of up to 25% of his base salary. The Company or Mr. Finley may terminate the employment agreement upon 60 days written notice, provided that, in the case of termination by the Company "without cause" or by Mr. Finley for "good reason" (including, under certain circumstances, a change in control of the Company), Mr. Finley shall be entitled to receive (a) base salary for a period of thirty (30) months following the date of termination (calculated at the applicable base salary rate which would have been in effect for each year during the balance of the employment period, assuming no termination) payable in equal installments at the times base salary would have been paid had the employment period not been terminated; (b) a prorated portion of the bonus for the then current bonus year and (c) if applicable, the bonus for the last full bonus year. Certain other employment benefits shall be continued at the expense of the Company for the period that payments are required to be made. The agreement provides that Mr. Finley is subject to non-competition restrictions during the six month period (one year in the case of a termination by Mr. Finley other than for "good reason") following expiration or termination of employment and for so long as any severance payments are being made. Pursuant to the employment agreement, the Company has advanced to Mr. Finley a personal loan in the principal amount of $40,200. The loan bears interest at the Applicable Federal Rate determined in accordance with Internal Revenue Service regulations. Payments on the loan otherwise due during Mr. Finley's term of employment with the Company will be forgiven. The loan may be forgiven in full or in part under certain circumstances. Part of the loan will be forgiven if Mr. Finley continues his employment with the Company for five years.

 Henry C. Schwartz

          Mr. Schwartz was employed by the Company in Fiscal 1997 pursuant to a now expired amended employment agreement dated as of February 3, 1996. Pursuant to such agreement, Mr. Schwartz received salary in the aggregate amount of $405,589 for services rendered to the Company during the term commencing on February 4, 1996 and expiring on March 31, 1997. Approximately $161,000 of such salary was in the form of deferred compensation which was paid to Mr. Schwartz in equal installments between April 1 and December 31, 1997. Mr. Schwartz was not entitled to consideration for an annual bonus. Mr. Schwartz's term of employment with the Company expired on December 31, 1997.

 Frank Tworecke

         Mr. Tworecke is employed by the Company pursuant to an amended and restated employment agreement expiring February 4, 1999, subject to automatic one year extensions. Under the employment agreement, Mr. Tworecke currently receives an annual base salary of $400,000. In addition, Mr. Tworecke will be entitled to an annual bonus of 75% of his base salary, conditioned upon the satisfaction of certain performance goals set by the Compensation Committee of the Board for Mr. Tworecke and the Company. The Company or Mr. Tworecke may terminate the employment agreement upon 60 days written notice, provided that, in the case of termination by the Company "without cause" or by Mr. Tworecke for "good reason" (including, under certain circumstances, a change in control of the Company), Mr. Tworecke shall be entitled to receive (a) base salary for a period of thirty (30) months following the date of termination (calculated at the applicable base salary rate which would have been in effect for each year during the balance of the employment period, assuming no termination) payable in equal installments at the times base salary would have been paid had the employment period not been terminated; (b) a prorated portion of the bonus for the then current bonus year and (c) if applicable, the bonus for the last full bonus year. Certain other employment benefits shall be continued at the expense of the Company for the period that payments are required to be made. The agreement provides that Mr. Tworecke is subject to non-competition restrictions during the six month period (one year in the case of a termination by Mr. Tworecke other than for "good reason") following expiration or termination of employment and for so long as any severance payments are being made. Pursuant to the employment agreement, the Company has advanced to Mr. Tworecke a house loan in the principal amount of $200,000 (the "House Loan") and a personal loan in the principal amount of $45,000 (the "Personal Loan"). Each loan bears interest at the Applicable Federal Rate determined in accordance with Internal Revenue Service regulations. Payments on the loans otherwise due during Mr. Tworecke's term of employment with the Company will be forgiven. The loans may be forgiven in full or in part under certain circumstances. Part of the loans (including all of the House Loan) will be forgiven if Mr. Tworecke continues his employment with the Company for five years from the respective dates of the loans.

 David E. Ullman

         Mr. Ullman is employed by the Company pursuant to an amended and restated employment agreement expiring September 30, 1998, subject to automatic one year extensions. Under the employment agreement, Mr. Ullman currently receives an annual base salary of $190,000. In addition, Mr. Ullman is entitled to an annual bonus of 40% of his base salary, conditioned upon the satisfaction of certain performance goals set by the Compensation Committee of the Board for Mr. Ullman and the Company. The Company may terminate the employment agreement at any time. Mr. Ullman may terminate the employment agreement upon 60 days written notice. If the employment agreement is terminated by the Company "without cause" or by Mr. Ullman for "good reason" (including, under certain circumstances, a change in control of the Company), Mr. Ullman shall be entitled to receive (a) base salary for a period of eighteen (18) months following the date of termination (calculated at the applicable base salary rate which would have been in effect for each year during the balance of the employment period, assuming no termination) payable in equal installments at the times base salary would have been paid had the employment period not been terminated; (b) a prorated portion of the bonus for the then current bonus year and (c) if applicable, the bonus for the last full bonus year. Certain other employment benefits shall be continued at the expense of the Company for the period that payments are required to be made. The agreement provides that Mr. Ullman is subject to non-competition restrictions for so long as any severance payments are being made and, in the event of termination by the Company "for cause" or by Mr. Ullman without "good reason", for the remaining term of employment (assuming no termination).

 John C. Harry

         Mr. Harry was employed by the Company in Fiscal 1997 pursuant to an employment agreement which was terminated by the Company without cause as of March 20, 1998, in connection with the Company's disposal of its manufacturing operations. Under the employment agreement, Mr. Harry received in Fiscal 1997 an annual base salary of $153,000. In addition, Mr. Harry was entitled to an annual bonus of 40% of his base salary, conditioned upon the satisfaction of certain performance goals set by the Compensation Committee of the Board for Mr. Harry and the Company. The Company was entitled to terminate the employment agreement at any time. Since the employment agreement was terminated by the Company "without cause", Mr. Harry is entitled to receive (a) base salary for a period of twelve (12) months following the date of termination (calculated at the applicable base salary rate which would have been in effect for each year during the balance of the employment period, assuming no termination) payable in equal installments at the times base salary would have been paid had the employment period not been terminated; (b) the bonus for Fiscal 1997 and (c) a lump sum payment in the amount of $19,000.00. Certain other employment benefits shall be continued at the expense of the Company for the period that payments are required to be made. Mr. Harry is subject to non-competition restrictions for so long as any severance payments are being made.

 Gary W. Cejka

         Mr. Cejka is employed by the Company pursuant to an employment agreement expiring September 30, 1998, subject to automatic one year extensions. Under the employment agreement, Mr. Cejka currently receives an annual base salary of $139,400. In addition, Mr. Cejka is entitled to an annual bonus of 40% of his base salary, conditioned upon the satisfaction of certain performance goals set by the Compensation Committee of the Board for Mr. Cejka and the Company. The Company may terminate the employment agreement at any time. Mr. Cejka may terminate the employment agreement upon 60 days written notice. If the employment agreement is terminated by the Company "without cause" or by Mr. Cejka for "good reason" (including, under certain circumstances, a change in control of the Company), Mr. Cejka shall be entitled to receive (a) base salary for a period of twelve (12) months following the date of termination (calculated at the applicable base salary rate which would have been in effect for each year during the balance of the employment period, assuming no termination) payable in equal installments at the times base salary would have been paid had the employment period not been terminated; (b) a prorated portion of the bonus for the then current bonus year and (c) if applicable, the bonus for the last full bonus year. Certain other employment benefits shall be continued at the expense of the Company for the period that payments are required to be made. The agreement provides that Mr. Cejka is subject to non-competition restrictions for so long as any severance payments are being made and, in the event of termination by the Company "for cause" or by Mr. Cejka without "good reason", for the remaining term of employment (assuming no termination).

 Charles D. Frazer

         Mr. Frazer is employed by the Company pursuant to an employment agreement expiring September 30, 1998, subject to automatic one year extensions. Under the employment agreement, Mr. Frazer currently receives an annual base salary of $120,000. In addition, Mr. Frazer is entitled to an annual bonus of 40% of his base salary, conditioned upon the satisfaction of certain performance goals set by the Compensation Committee of the Board for Mr. Frazer and the Company. The Company may terminate the employment agreement at any time. Mr. Frazer may terminate the employment agreement upon 60 days written notice. If the employment agreement is terminated by the Company "without cause" or by Mr. Frazer for "good reason" (including, under certain circumstances, a change in control of the Company), Mr. Frazer shall be entitled to receive (a) base salary for a period of twelve (12) months following the date of termination

(calculated at the applicable base salary rate which would have been in effect for each year during the balance of the employment period, assuming no termination) payable in equal installments at the times base salary would have been paid had the employment period not been terminated; (b) a prorated portion of the bonus for the then current bonus year and (c) if applicable, the bonus for the last full bonus year. Certain other employment benefits shall be continued at the expense of the Company for the period that payments are required to be made. The agreement provides that Mr. Frazer is subject to non-competition restrictions for so long as any severance payments are being made and, in the event of termination by the Company "for cause" or by Mr. Frazer without "good reason", for the remaining term of employment (assuming no termination).

CERTAIN TRANSACTIONS

         From 1990 through Fiscal 1996, The Finley Group, a business crisis management group of which Mr. Finley was the Chairman of the Board and part owner, performed various services for the Company. Beginning in Fiscal 1993, The Finley Group was primarily engaged by the Company to select new store locations and negotiate leases. During Fiscal 1995 and 1996, The Finley Group was paid $68,600 and $31,300, respectively, for such services. No fees were paid to The Finley Group by the Company in Fiscal 1997.

         In accordance with the terms of Mr. Tworecke's employment agreement, the Company loaned to Mr. Tworecke $200,000 in Fiscal 1996 and $45,000 in Fiscal 1998. As of the end of Fiscal 1997, a total principal sum of approximately $218,333 remains outstanding. See "Executive Employment Agreements; Frank Tworecke."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership of Common Stock (Forms 3, 4, and 5) with the Securities and Exchange Commission and NASDAQ. Officers, directors, and greater-than-ten percent holders are required to furnish the Company with copies of all such forms that they file.

         To the Company's knowledge, based solely on the Company's review of the copies of Forms 3 and 4, and amendments thereto, received by it during Fiscal 1997, and Forms 5 and amendments thereto, received by it with respect to Fiscal 1997, all filings applicable to its officers, directors, greater-than-ten percent beneficial owners and other persons subject to
Section 16 of the Exchange Act were timely except (a) Mr. Bank filed a Form 4 on March 25, 1998; and (b) Mr. Brown, Mr. Cejka, Mr. Finley, Mr. Frazer, Mr. Harry, Mr. Polley, Mr. Schwartz, Mr. Thorne, Mr. Tworecke and Mr. Ullman filed Form 5's on April 7, 1998. Each of the Form 5's included the report of a Form 4 transaction (i.e. the October 6, 1997 grant of options).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During Fiscal 1997, the Compensation Committee was comprised of Messers. Bank, Giordano and Handal. No such member of the Compensation Committee was at any time an officer or employee of the Company or any of its subsidiaries. Mr. Finley, an executive officer and director of the Company, is on the Compensation and Development Committee of the Board of Directors of Venture Stores, Inc. Mr. Wildrick, a director of the Company, is an executive officer and director of Venture Stores, Inc.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

         The Compensation Committee of the Board is composed solely of Non-Employee Directors. The Compensation Committee is responsible for administering the 1994 Incentive Plan and for making recommendations to the Company with respect to executive officer compensation policies, including such matters as salaries, incentive plans, benefits and overall compensation.

         COMPENSATION PHILOSOPHY

         The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward senior management who contribute to the long-term success of the Company. To achieve these goals, the Company's executive compensation program is composed of cash-based compensation (in the form of base salaries and bonuses) and equity-based compensation (in the form of stock option grants). Having a compensation program that allows the Company to successfully attract and retain key employees permits the Company to enhance shareholder value, foster innovation and teamwork and adequately reward employees.

         The Company has established the following principles to guide development of the Company's compensation program and to provide a framework for compensation decisions:

         o provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term shareholder value; and

         o establish for senior management annual incentives that are directly tied to the overall financial performance of the Company.

         COMPENSATION VEHICLES

         The Company has a simple total compensation program that consists of cash-based compensation (in the form of base salaries and bonuses) and equity-based compensation (in the form of stock option grants). Each component is more fully described below.

         CASH-BASED COMPENSATION

         The Company determines compensation for employees by reviewing the aggregate of base salary and annual bonus for comparable positions in the market. The Company has an annual bonus plan which is approved by the Chief Executive Officer and the

Compensation Committee. For Fiscal 1997, all of the Company's officers (other than Mr. Schwartz) and certain key managers (as determined by the Compensation Committee upon recommendation of the Chief Executive Officer) were included in the Fiscal 1997 Management Incentive Plan (the "Bonus Plan"). Maximum potential awards under the Bonus Plan ranged from 10% to 75% of the participants' base salaries. For those executive officers employed by the Company pursuant to written employment agreements, bonus percentages are included in their respective employment agreements and are discussed in the section entitled "Executive Employment Agreements". The Bonus Plan established (a) goals (the "EBIT Goals") for Company earnings (without provision for bonuses) before interest and taxes (the "Company's EBIT")(1), which were uniform for all Bonus Plan participants; and (b) goals for departmental/individual performance (the "Performance Goals"), which varied with each Bonus Plan participant. For Fiscal 1997, the first EBIT Goal was $6.0 million and the second EBIT Goal was $7.0 million. Except as otherwise determined in the discretion of the Compensation Committee, no bonuses were payable under the Bonus Plan unless the Company's EBIT had been at least equal to the first EBIT Goal (regardless of whether a Bonus Plan participant satisfied his/her Performance Goals). If the first EBIT Goal had been reached, each participant would have been entitled to receive a bonus equal to 25% of his/her maximum potential award. If the second EBIT Goal had been reached, each participant would have been entitled to instead receive a bonus equal to 50% of his/her maximum potential award. If the Company's EBIT had been between the first EBIT Goal and the second EBIT Goal, the EBIT Goal-based award would have been prorated between 25% and 50% of the maximum potential award. Assuming an EBIT Goal-based bonus had been awarded, each participant who satisfied his/her Performance Goals would have been entitled to receive twice the amount (i.e. between 50% and 100% of the maximum potential award) otherwise payable as a result of the Company's satisfaction of the EBIT Goals. The Company's EBIT in Fiscal 1997 was approximately $7.9 million, an amount in excess of the second EBIT Goal. Therefore, maximum available bonuses were paid to all participants who satisfied their Performance Goals.

------------
(1) For Fiscal 1997, calculation of the Company's EBIT excluded the one-time charge associated with disposal of the Company's manufacturing operations.

EQUITY-BASED COMPENSATION

         The executive officers of the Company, as well as all employees of the Company, are eligible (subject to the discretion of the Compensation Committee) to participate in the 1994 Incentive Plan. The purpose of the 1994 Incentive Plan is to provide additional incentive to employees to maximize shareholder value by aligning more closely the employees' and shareholders' interests through employee stock ownership. The 1994 Incentive Plan uses long term vesting periods to encourage key employees to continue in the employ of the Company. Subject to the terms and conditions of the 1994 Incentive Plan, the Compensation Committee administers the 1994 Incentive Plan and has authority to determine the individuals to whom stock options are awarded, the terms upon which option grants are made and the number of shares subject to each option. Awards are granted to reward individuals for outstanding contribution to the Company and as incentives for officers and managers whose skills are critical for building long-term shareholder value to continue in the employ of the Company.

         In Fiscal 1997, the Compensation Committee approved an amendment to the 1994 Incentive Plan to provide that all awards previously or in the future issued under the plan shall vest in full upon a "Change of Control."(1)

------------
(1) A "Change of Control" shall be deemed to have occurred if, as a result of a single transaction or a series of transactions, (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company (including any nominee corporation that holds shares of the Company on behalf of the beneficial owners of such corporation), in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities; or (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The base salary for Mr. Finley, Chairman and Chief Executive Officer of the Company, for Fiscal 1997 was $467,870. Mr. Finley's salary was determined pursuant to an employment agreement between the Company and Mr. Finley. Mr. Finley received in Fiscal 1997 options to purchase up to 50,000 shares of Common Stock. Upon a review of Mr. Finley's employment agreement and the performance of the Company, the Compensation Committee determined that a bonus in the amount of $385,053 was payable to Mr. Finley for Fiscal 1997. As approved by the Compensation Committee early in 1997, the primary criteria upon which Mr. Finley's bonus was based were increasing volume levels on a profitable basis, improving the Company's brand awareness and increasing profit margins.

                            Compensation Committee:
                                 Robert B. Bank
                               Andrew A. Giordano
                                Peter V. Handal

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of the Common Stock held by: (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) the individuals named in the Summary Compensation Table;
(iii) each of the Company's directors; and (iv) all of the Company's executive officers and directors as a group.(1)

------------
(1) All information is as of the Record Date (unless otherwise disclosed) and was determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Under Rule 13d-3, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of common stock beneficially owned. The amounts presented include for each person or entity listed shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of the Record Date. Percentages are computed on the basis of 6,791,152 shares of Common Stock outstanding as of the Record Date plus the applicable option amounts for the person, entity or group.

     Name of                                          Amount and Nature of           Percent
     Beneficial Owner                                  Beneficial Ownership          of Class
     ----------------                                 ---------------------          --------
     AWM Investment Co., Inc. and Affiliates             1,018,500(2)                  15.00
     Quantum Partners LDC                                  616,401(3)                   9.08
     Dimensional Fund Advisors Inc.                        514,000(4)                   7.57
     Paradigm Capital Management, Inc.                     357,200(5)                   5.26
     Gary W. Cejka                                               0                      0.00
     John C. Harry                                               0                      0.00
     Timothy F. Finley                                     252,306(6)                   3.62
     Henry C. Schwartz                                     199,871(7)                   2.89
     Frank Tworecke                                         91,000(8)                   1.34
     David E. Ullman                                         7,333(9)                   *
     Robert B. Bank                                         26,000(10)                  *
     Andrew A. Giordano                                     21,000(11)                  *
     Gary S. Gladstein                                      47,239(12)                  *
     Peter V. Handal                                        29,500(13)                  *
     David A. Preiser                                       68,862(14)                  1.01
     Robert N. Wildrick                                     33,000(15)                  *
     All executive officers and directors
        as a group (16 persons)                            805,208(16)                 11.09

*  Less than 1%.

------------
  (2) AWM Investment Company, Inc., a Delaware corporation ("AWM"), is the sole general partner of MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), which is a registered investment advisor under the Investment Advisors Act of 1940, as amended. MGP is a general partner of, and investment advisor to, Special Situations Fund III, L.P., a Delaware limited partnership (the "Fund"). AWM is a registered investment advisor under the Investment Advisors Act of 1940, as amended, and also serves as the general partner of, and investment advisor to, Special Situations Cayman Fund, L.P., a limited partnership formed under the laws of the Cayman Islands (the "Cayman Fund"). Austin W. Marxe is the principal limited partner of MGP and is the principal owner, President and Chief Executive Officer of AWM. Mr. Marxe is principally responsible for the selection, acquisition and disposition of the portfolio securities by AWM on behalf of MGP, the Fund and the Cayman Fund. The Fund owns 763,000 shares of Common Stock. The Cayman Fund owns 255,500 shares of Common Stock. The business address of AWM and its affiliates is 153 East 53 Street, New York, New York 10022.

  (3) The business address of Quantum Partners LDC is c/o Curacao Corporation Company N.V., Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.

  (4) The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 514,000 shares of Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

  (5) The business address of Paradigm Capital Management, Inc. is 9 Elk Street, Albany, New York 12207. Paradigm's holdings are stated as of December 31, 1997.

  (6) Mr. Finley's shares include presently exercisable options to purchase 181,524 shares of Common Stock.

  (7) Mr. Schwartz's shares include presently exercisable options to purchase 119,871 shares of Common Stock. Mr. Schwartz resigned from his position as a Director of the Company effective April 4, 1997. Mr. Schwartz's term of employment with the Company expired December 31, 1997.

  (8) Mr. Tworecke's shares include presently exercisable options to purchase 22,000 shares of Common Stock and an indirect beneficial interest in 14,000 shares of Common Stock owned by members of his immediate family.

  (9) Mr. Ullman's shares consist of presently exercisable options to purchase 7,333 shares of Common Stock.

 (10) Mr. Bank's shares include presently exercisable options to purchase 16,000 shares of Common Stock.

 (11) Mr. Giordano's shares include presently exercisable options to purchase 20,000 shares of Common Stock.

 (12) Mr. Gladstein may be deemed to beneficially own the Common Stock owned by Quantum Partners LDC because he is a Managing Director of Soros Fund Management LLC, which is the principal investment advisor to Quantum Partners LDC. Mr. Gladstein disclaims beneficial ownership of the shares owned by Quantum Partners LDC other than his beneficial interest in the Common Stock through his equity interest in Quantum Partners LDC. Mr. Gladstein's shares include presently exercisable options to purchase 16,000 shares of Common Stock.

 (13) Mr. Handal's shares include presently exercisable options to purchase 20,000 shares of Common Stock and an indirect beneficial interest in 2,500 shares of Common Stock owned by his wife.

 (14) Mr. Preiser may be deemed to beneficially own 4,488 shares of Common Stock owned by Houlihan, Lokey, Howard & Zukin, Inc. because he is a Managing Director of Houlihan, Lokey, Howard & Zukin, Inc. Mr. Preiser disclaims beneficial ownership of the shares owned by Houlihan, Lokey, Howard & Zukin, Inc. Mr. Preiser's shares include presently exercisable options to purchase 20,000 shares of Common Stock.

 (15) Mr. Wildrick's shares include presently exercisable options to purchase 20,000 shares of Common Stock.

 (16) The total shares owned by the individuals constituting the group of executive officers and directors (a) include presently exercisable options to purchase Common Stock as set forth in footnotes (6) through
       (15); (b) include shares of Common Stock in which such individuals hold indirect beneficial interests as set forth in footnotes (8) and (13); and
       (c) exclude shares of Common Stock for which such individuals may be deemed beneficial owners but for which such individuals disclaim beneficial ownership as set forth in footnotes (12) and (14).

PERFORMANCE GRAPH

         The graph below compares changes in the cumulative total shareholder return (change in stock price plus reinvested dividends) for the period from May 3, 1994 (the date of the Company's initial public offering) through January 30, 1998 of an initial investment of $100 invested in (i) the Company's Common Stock, (ii) the NASDAQ National Market System Corporate Index Market Index and
(iii) the NASDAQ National Market Systems Retail Trades Index Retail Index.



                    [GRAPH APPEARS HERE - PLOT POINTS BELOW]



                        Comparison of Cumulative Return
                       for period ending February 1, 1997

             Nasdaq Stock Market     Naqdaq Retail Trade     Jos. A. Bank
  5/2/94                      97                     100              100
 7/29/94                      93                      90               80
10/31/94                     112                     114               60
 1/31/95                     106                      90               30
 4/28/95                     135                      85               30
 7/31/95                     187                     123               30
10/31/95                     200                     122               30
 1/31/96                     208                     110               20
 4/30/96                     252                     169               25
 7/31/96                     217                     145               46
10/31/96                     261                     166               30
 1/31/97                     316                     167               42

                                 PROPOSAL NO.2
       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP is the accounting firm which examined and reported on the Company's financial statements in Fiscal 1997. The Board has selected the firm of Arthur Andersen LLP as its independent public accountants for Fiscal 1998. A representative of Arthur Andersen LLP is expected to be present at the Meeting. Such representative will be given the opportunity to make a statement at the Meeting if he or she desires and to respond to appropriate questions.

         The Board is seeking shareholder ratification of its appointment of Arthur Andersen LLP. Shareholder ratification requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Meeting. The Board recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP and it is intended that shares represented by the enclosed form of proxy will be voted in favor of the ratification of the appointment of Arthur Andersen LLP unless otherwise specified in such proxy. If shareholders do not ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for Fiscal 1998 at the Meeting, the Board, on recommendation of its Audit Committee, may reconsider the appointment.

SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal for action at the Company's Annual Meeting of Shareholders scheduled to be held on June 8, 1999, must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation requires, among other things, that a proposal be received by the Company at its principal executive office, 500 Hanover Pike, Hampstead, Maryland 21074, Attn: Charles D. Frazer, Esquire, by February 11, 1999.

OTHER BUSINESS

         The Board knows of no business that will come before the Meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

         The Board encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the Meeting. Thank you for your cooperation.

         THE BOARD HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                          JOS. A. BANK CLOTHIERS, INC.
          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Timothy F. Finley and Charles D. Frazer, or either of them, as Proxy or Proxies of the undersigned, each with full power of substitution and resubstitution, to vote all shares of Common Stock, $.01 par value per share, of Jos. A. Bank Clothiers, Inc. (the "Company") held of record by the undersigned on April 24, 1998 at the Annual Meeting of Stockholders to be held at the Sheraton Inner Harbor Hotel--Baltimore, on June 9, 1998 at 10:00 A.M. Eastern Time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof. Any proxy heretofore given by the undersigned with respect to shares is hereby revoked.


(Please mark boxes [ ] in blue or black ink.)

1. Election of three (3) directors: Robert B. Bank, Gary S. Gladstein and Peter V. Handal
   (Mark only one of the two boxes for this item)

   [ ] VOTE FOR all nominees named  (OR)  [ ] VOTE WITHHELD as to all nominees
       above except for that                  named above.
       nominee(s) who may be named
       on this line:

2. Ratification of Arthur Andersen LLP as the Company's Independent Auditors for fiscal year ending January 30, 1999:

   [ ] FOR                     [ ] AGAINST                    [ ] ABSTAIN

                              (Continued, and to be signed, on the other side.)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted "FOR" Proposals 1 and 2.

Please sign exactly as name appears on the shares being voted. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or in other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


       Date:_______________________________________________________, 1998

       Signature_________________________________________________________

       Print Name(s)_____________________________________________________

       Signature, if held jointly________________________________________


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.